UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 3, 2010

PARKERVISION, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-22904	59-2971472
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7915 Baymeadow Way, Jacksonville, Florida		32256
(Address of Principal Executive Offices)		(Zip Code)

(904) 737-1367
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

The information set forth under Item 8.01 of this report is incorporated herein by reference.

Item 8.01.	Other Events.

On November 3, 2010, ParkerVision, Inc. (the “Company”) consummated an offering (the “Offering”) of an aggregate of 8,582,602 shares (the “Shares”) of common stock, par value $0.01 per share (“Common Stock”), and an aggregate of 4,291,298 warrants (“Warrants”), each to purchase one share of Common Stock, pursuant to the placement agency agreement (“Placement Agency Agreement”), dated October 28, 2010, by and between the Company and Hudson Securities, Inc. as placement agent, and the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated October 28, 2010, by and between the Company and the purchasers identified on the signature pages thereto (the “Investors”).  The Shares and Warrants were sold at a price of $0.5085 for each combination of one Share and 0.5 Warrants.

On November 3, 2010, the Company entered into a Warrant Agreement (the “Warrant Agreement”) with American Stock Transfer & Trust Company, LLC (the “Warrant Agent”), which provides for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the Warrants.  The Warrant Agreement is more fully described in the Company’s Current Report on Form 8-K, filed on October 29, 2010, and such description is incorporated herein by reference.

The Offering generated total net proceeds, after payment of the placement agent’s fees and other offering expenses, of approximately $3,900,000.  The press release announcing the consummation of the Offering is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

4.2
Form of Warrant Agreement between ParkerVision, Inc. and American Stock Transfer and Trust Company, LLC (incorporated by reference to Exhibit 4.2 of the Current Report on Form 8-K filed by ParkerVision, Inc. on October 29, 2010).

99.1	Press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2010

PARKERVISION, INC.

By:	/s/ Cynthia Poehlman
Cynthia Poehlman
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.2
Form of Warrant Agreement between ParkerVision, Inc. and American Stock Transfer and Trust Company, LLC (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed by ParkerVision, Inc. on October 29, 2010).

99.1	Press release.

4